Exhibit 10.9

REVOLVING LINE OF CREDIT NOTE

$300,000

BOSTON, MASSACHUSETTS

March 8, 2011

FOR VALUE RECEIVED, the undersigned, SOFTECH, INC., a Massachusetts corporation with offices at 59 Lowes Way, Suite 401, Lowell, Massachusetts (the "Borrower") promises to pay ONE CONANT CAPITAL, LLC, with offices at One Post Office Square, Boston, Massachusetts (the "Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Three Hundred Thousand Dollars ($300,000) or, if less, the aggregate unpaid Principal amount of all Advances made hereunder, pursuant to and in accordance with that certain Loan, Security and Pledge Agreement, dated as of the date hereof, by and between the Borrower and Lender, as amended and in effect from time to time (the "Loan Agreement"), together with all interest which accrues in accordance with the terms herein, plus all other fees and charges set forth herein and the Loan Agreement.

All amounts owing under this Revolving Note, including without limitation all accrued interest, shall be payable in legal tender of the United States of America.

Capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

Advances of Principal shall be made as provided in the Loan Agreement.

Until all amounts due hereunder are paid in full, interest shall accrue on the daily balance of all unpaid Principal at the annual rate equal to the greater of (i) the Prime Rate plus three percent (3%), (ii) LIBOR plus five and one half percent (5.50%), and (ii) ten percent (10%), per annum (the ‘Minimum Interest Rate”).  If the ratio of Borrower’s Bank Debt to EBITDA, calculated on a trailing twelve month basis, is 1.50:1.0 (the “Leverage Ratio”), or less, for two consecutive fiscal quarters, the Minimum Interest Rate shall be reduced to eight percent (8%) per annum.  If, after the Minimum Interest Rate falls to eight percent (8%), the Leverage Ratio exceeds 1.50:1.0 for a fiscal quarter the Minimum Interest Rate shall rise to ten percent (10%) per annum.  The variable rate above shall be reset daily.

The accrual of interest shall be computed daily on the basis of a three hundred and sixty (360) day year, and paid for the actual number of days elapsed.

Accrued interest shall be paid on the first day of each month, and shall be automatically deducted from the Operating Account.  If insufficient funds exist in the Operating Account to fund a payment due hereunder the Borrower remains liable for such payment and shall pay it in accordance with the terms herein and the Loan Agreement. Principal may be repaid, without penalty, and reborrowed until the earlier of an Event of Default or February 28, 2014 (the “Revolving Note Maturity Date”).

Upon and during the continuance of an Event of Default, Lender may, at its option, accelerate Borrower’s obligations hereunder and declare all unpaid Principal hereunder, together with all accrued interest and all other amounts then due which are evidenced by this Revolving Note, to be immediately due and payable, without the necessity for demand or additional notice.

Upon and during a continuing Event of Default the Borrower shall also pay, whether or not the Lender has accelerated payment, interest on unpaid Principal at the per annum rate of two (2.00%) percent, in addition to the rate of interest otherwise payable hereunder.  Without limiting anything herein, if a payment of Principal and/or interest due hereunder, as the case may be, is not made when due the Borrower will pay on demand a late payment charge of five (5.00%) percent of the amount of such payment.  Nothing herein shall affect the Lender’s right to accelerate the maturity of this Revolving Note upon the occurrence and during a continuing an Event of Default.

Upon an Event of Default, or at any time thereafter while continuing, at the option of the Lender, all obligations under this Revolving Note shall become immediately due and payable, without notice or demand.  The Lender shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies provided by agreement or at law or in equity, the rights and remedies of a secured party under the Code.  All rights and remedies of the Lender are cumulative and in addition to any rights or remedies provided by law or any other agreement, and may be exercised separately or concurrently.

The Borrower will pay on demand all reasonable expenses of the Lender in connection with the preparation, administration, default, collection or enforcement of this Revolving Note or any collateral pledged to secure this Revolving Note, or any waiver or amendment of any provision of any of the foregoing, including without limitation reasonable attorneys' fees.

This Revolving Note is intended to take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws rules.

If any provision of this Revolving Note shall be invalid, illegal or unenforceable, such provisions shall be severable from the remainder of this Revolving Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This Revolving Note is binding on the Borrower and all of its permitted successors and assigns, and it shall inure to the benefit of the Lender and its successors and assigns.  The Borrower may not delegate any of its obligations hereunder.

THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS REVOLVING NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE HOLDER’S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS.  THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS W AIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

Presentment, protest, notice of default, notice of dishonor, notice of demand and any other notice or formality with respect to this Revolving Note are hereby waived.

This Revolving Note is secured and guaranteed as set forth in the Loan Agreement.

[Remainder of the page is blank.  Borrower’s signature appears on the following page.]

Exhibit 10.9

IN WITNESS WHEREOF, the undersigned has affixed its signature hereto as a sealed instrument as of the date above written.

Witnessed

SOFTECH, INC.

/s/ Rebecca L. Pitman

/s/ Jean Croteau

Rebecca L. Pitman

Jean Croteau

Its Chief Executive Officer

[SofTech Revolving Note Signature Page]